Exhibit 99.1

FOR IMMEDIATE RELEASE

TMS International Corp. Appoints Raymond Kalouche

President and Chief Executive Officer

PITTSBURGH, PA, October 30, 2012 – TMS International Corp. (NYSE: TMS), the parent company of Tube City IMS Corporation, a leading provider of outsourced industrial services to steel mills globally, today announced that its Board of Directors has elected Raymond Kalouche to the offices of President and Chief Executive Officer and also to its Board of Directors, effective January 1, 2013. Mr. Kalouche currently serves as Chief Operating Officer of TMS as well as President and Chief Operating Officer of the company’s Mill Services Group, positions he has held since 2009 and 2004, respectively.

Mr. Kalouche will succeed Joseph Curtin, 66, who has served as President and CEO since 2009, and Chairman of the company’s Board of Directors since 2011. Mr. Curtin will continue in the full time position of Executive Chairman, leading the company’s Board and serving an important leadership role in the company’s executive management.

Mr. Kalouche, 50, joined the company in 1989 and has held various management positions of increasing responsibility in Technical Services, Surface Conditioning, Marketing and Operations. Since 2007, Mr. Kalouche has led the international growth of TMS’ Mill Services Group, expanding the company’s operations into Mexico, Europe, Latin America, South Africa and the Middle East. During his 23 years with TMS and its predecessor companies, he has held various positions within related industry organizations, and is currently a member of the Board of Directors of the National Slag Association (NSA) after serving as Chairman of the Board for the past three years. In addition, Mr. Kalouche was the recipient of the 2011 International Bridge Award from GlobalPittsburgh. He was honored as a foreign-born, U.S.-educated executive for his accomplishments and leadership in helping to secure and create jobs through global growth and thereby enhancing the reputation and international strength of the Pittsburgh region.

Mr. Kalouche holds Bachelor’s and Master’s degrees in Civil-Structural Engineering from The Ohio State University.

TMS International Corp.

12 Monongahela Avenue, Glassport, PA 15045

Phone: 412-678-6141 Fax: 412-675-8295

“The Board of Directors is delighted to announce Ray’s promotion,” said Mr. Curtin. “Ray has been instrumental in building strong partnerships with steel-producing customers around the globe, exporting TMS’ services as well as our culture of safety, efficiency and reliability. He is a talented leader with a broad wealth of experience and knowledge that will be an asset as the company further expands domestically and internationally.”

Mr. Kalouche added, “I am greatly honored to be elected to these positions. TMS is an outstanding company with a remarkable history and a great future. We have a terrific team in place, and I look forward to continuing to work with all of my colleagues to grow the company and create value for our customers and our shareholders.”

About TMS International Corp.

TMS International Corp., through its subsidiaries, including Tube City IMS Corporation, is the largest provider of outsourced industrial services to steel mills in North America as measured by revenue and has a substantial and growing international presence. The company provides mill services at 80 customer sites in 10 countries and operates 34 brokerage offices from which it buys and sells raw materials across five continents.

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include the discussions of the potential new debt refinancing, the company’s business strategies, estimates of future global steel production and other market metrics and the company’s expectations concerning future operations, margins, profitability, liquidity and capital resources. Although the company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. Such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, estimates and assumptions that may cause the company’s actual results, performance or achievements to be materially different. Additional information relating to factors that may cause actual results to differ from the company’s forward-looking statements can be found in the company’s most recent Annual Report on Form 10-K and elsewhere in the company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances.

Contacts:	Jim Leonard, Media Relations	Kelly Boyer, Investor Relations

	412-267-5226	412-349-3007

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